UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2005

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11111 Santa Monica Blvd., Suite 650, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-2959

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2005, Clearant, Inc. entered into a twenty-year license agreement granting TriStar Bioventures International exclusive rights to commercialize the Clearant Process® in designated countries in Asia. TriStar and its Asian sublicensees will have the right to manufacture specified products using the Clearant Process® and distribute them worldwide. TriStar has agreed to pay Clearant non-recoupable, non-refundable payments totaling $5 million, $500,000 on October 31, 2005, $1 million on each January 31 and October 31 in 2006 and 2007 and the final $500,000 by October 31, 2008, as well as a royalty of 7.5% of gross revenues which increases to 12.5% over eleven years. Clearant is granted a 10% preferred equity interest in TriStar, as well as first refusal, purchase and board observation rights. A copy of the license agreement is attached as Exhibit 10.5 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

April 14, 2005	By:	/s/ Alain Delongchamp

Name: Alain Delongchamp
Title: Cheif Executive Officer

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Exhibit Index

Exhibit No.	Description

10.5	License Agreement between Clearant, Inc. and TriStar Bioventures International